Execution version
TWENTY-FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS TWENTY-FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Twenty-First Amendment”) is entered into as of this 31st day of December 2022 (the “Effective Date”), by and among eCapital Asset Based Lending Corp., formerly known as Gerber Finance Inc. (“Lender”), KBS Builders, Inc., a Delaware corporation, (the “Borrower”), ATRM Holdings, Inc., a Minnesota corporation, and Star Equity Holdings, Inc., a Delaware corporation (individually or collectively, as the context may require, “Guarantor”), each Borrower and Guarantor having an address at 53 Forest Ave, Old Greenwich, CT 06870.
RECITALS
A.Borrower has executed and delivered to Lender a certain Promissory Note, dated February 23, 2016, in the original maximum principal sum of Four Million Dollars ($4,000,000.00) (the “Note”) payable to the order of Lender.
B.Lender and Borrower entered into a Loan and Security Agreement dated as of February 23, 2016, as amended by (i) the First Amendment to Loan and Security Agreement dated November 30, 2016, (ii) the Second Amendment to Loan and Security Agreement dated November 30, 2016, (iii) the Third Amendment to Loan and Security Agreement dated June 30, 2017, (iv) the Fourth Amendment to Loan and Security Agreement dated July 19, 2017, (v) the Fifth Amendment to Loan and Security Agreement dated September 29, 2017, (vi) the Sixth Amendment to Loan and Security Agreement dated December 22, 2017, (vii) a series of emails between representatives of the parties sent January 12 - 14, 2018 characterized as a Seventh Agreement of Amendment to Loan and Security Agreement), (viii) the Eight Amendment to Loan and Security Agreement dated October 1, 2018, (ix) the Ninth Amendment to Loan and Security Agreement dated February 22, 2019, (x) the Tenth Amendment to Loan and Security Agreement dated April 1, 2019, (xi) the Eleventh Amendment to Loan and Security Agreement dated April 15, 2019, (xii) Consent and Acknowledgement Agreement and Twelfth Amendment to Loan Agreement dated September 10, 2019, (xiii) the Thirteenth Amendment to Loan and Security Agreement dated January 31, 2020, (xiv) the Fourteenth Amendment to Loan and Security Agreement dated March 5, 2020, (xv) the Fifteenth Amendment to Loan and Security Agreement dated April 1, 2020, (xvi) the Sixteenth Amendment to Loan and Security Agreement dated January 5, 2021, (xvii) the Seventeenth Amendment to Loan and Security Agreement dated February 26, 2021, (xviii) the Eighteenth Amendment to Loan and Security Agreement dated July 30, 2021, (xix) the Nineteenth Amendment to Loan and Security Agreement dated March 8, 2022, and (xx) the Twentieth Amendment to Loan and Security Agreement dated September 27, 2022 (such Loan and Security Agreement, as so amended and as it may be further amended, restated, supplemented or otherwise modified from time to time, being the “Loan Agreement”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Loan Agreement.
C.The Loans are secured by, among other things, each Guarantor’s guaranty by its execution of the Loan Agreement as a Corporate Credit Party (“Guaranty”).
D.ATRM Holdings, Inc. has executed an Amended and Restated Subordination Agreement dated January 31, 2020 and is a Subordinated Lender as defined in the Loan Agreement.
E.Star Equity Holdings, Inc. has executed an Amended and Restated Subordination Agreement dated July 30, 2021 and is a Subordinated Lender as defined in the Loan Agreement.
F.Star Procurement, LLC has executed an Amended and Restated Subordination Agreement dated January 31, 2020 and is a Subordinated Lender as defined in the Loan Agreement.

G.Star Real Estate Holding USA, Inc. has executed a Subordination Agreement dated July 30, 2021 and is a Subordinated Lender as defined in the Loan Agreement.
H.The Note, the Guaranty, each Subordination Agreement, the Loan Agreement, and all other Credit Documents and Ancillary Loan Documents executed by Borrower and Guarantor, Credit Parties and Ancillary Credit Parties and/or others in connection with the Loans in effect and as amended prior to the date hereof are hereafter collectively referred to as the “Credit Documents”.
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, in consideration of the Recitals above which are incorporated into and made a part of this Twenty-First Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.The Loan Agreement (and any exhibits thereto) are hereby amended as follows:
    As to the Loan Agreement:
(a)The following Definitions in Section 1.1 are hereby amended and restated to read as follows:
“Credit Documents” means this Agreement, the Note, each Guaranty, each Pledge and Security Agreement, each Securities Account Control Agreement, each Power of Attorney, each Mortgage, each Subordination Agreement, each Intercreditor Agreement, and all other documents, instruments and agreements now or hereafter executed and/or delivered in connection herewith, therewith, or any of the Obligations and/or as any or all of the foregoing documents, instruments, and agreements may now or hereafter be amended.
“Maturity Date” means the earlier of (a) June 30, 2023, or (b) the date that any Borrower of any Obligations elects to prepay any Obligations on a date earlier than when due. If extended pursuant to Section 11.1 of the Loan Agreement, the next subsequent Maturity Date is December 31, 2023 whereupon the automatic one (1) year conditions of extension in Section 11.1 apply.”
“Minimum Average Monthly Loan Amount” means Twenty-Five Percent (25%) of the Maximum Revolving Amount.”
(b)Section 3.1 is hereby amended and restated to read as follows:
“3.1. Repayment of the Revolving Credit Advances. Except as otherwise provided in Section 2.1 hereof, Borrower shall be required to (a) make a mandatory repayment hereunder at any time that the aggregate outstanding principal balance of the Revolving Credit Advances made by Lender to Borrower hereunder is in excess of the Borrowing Base and/or Maximum Revolving Amount, in an amount equal to such excess, and (b) repay and cause to be repaid on the expiration of the Term (i) the then aggregate outstanding principal balance of Revolving Credit Advances made by Lender to Borrower hereunder together with accrued and unpaid interest, fees and charges and (ii) all

Obligations owed Lender by any Credit Party under this Agreement and the Credit Documents. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Credit Document shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds. Borrower may elect to prepay all of the Revolving Loan Advances in accordance with the provisions of Section 11.1 of the Loan Agreement, at which date all of the Obligations owed Lender by any Credit Party under this Agreement and the Credit Documents shall be similarly and simultaneously due and payable.”
(c)Section 5.1(b) is hereby amended and restated to read as follows:
“(b)    Fees.
(i)    Minimum Loan Fee. In the event the average closing daily unpaid balances of all Loans hereunder during any calendar month is less than the Minimum Average Monthly Loan Amount, Borrowers shall pay to Lender a minimum loan fee at a rate per annum equal to the Contract Rate on the amount by which the Minimum Average Monthly Loan Amount exceeds such average closing daily unpaid balances. Such fee shall be charged to Borrower’s account on the first day of each month with respect to the prior month. The Minimum Loan Fee is not payable during the period commencing the Effective Date of the Twenty-First Amendment until June 30, 2023. Thereafter, payment thereof shall resume by Borrower.
(ii)    Facility Fee. Borrowers hereby agree to pay Lender a facility fee in an amount equal to one and one-half percent (1.50%) of the Maximum Revolving Amount on (a) the Closing Date and (b) on each period of extension pro-rated for the number of months of each extension (whether six (6) month or one (1) year) which occurs prior to the Maturity Date as provided in Section 11.1 of the Loan Agreement. The facility fee for each period until the Maturity Date shall be deemed fully earned on the date due and shall be payable by a charge to Borrower’s account upon the earlier of each due date or the termination of this Agreement for any reason.
(iii)    Collateral Monitoring Fee. Borrowers shall pay Lender a monthly collateral monitoring fee in an amount equal to 0.10% of the Maximum Revolving Amount per month, payable on the first day of each month commencing March 1, 2016, until the Maturity Date. The Collateral Monitoring Fee for each month ending prior to the Maturity Date shall be deemed fully earned on the Closing Date and shall be payable by a charge to Borrower’s account upon the earlier of the due date during the Term or the termination of this Agreement for any reason.
(iv)    Field Examination Fee. Upon Lender’s performance of any collateral monitoring and/or verification including any field examination, collateral analysis or other business analysis, the need for which is to be determined by Lender and which monitoring is undertaken by Lender or for Lender’s benefit, an amount equal to the established rate by Lender from time to time which rate on the Closing Date is $1,250 per day for each person employed to perform such monitoring together with all costs, disbursements and expenses incurred by Lender and the person performing such collateral monitoring and/or verification shall be charged to Borrowers’ account; provided, however, so long as no Event of Default has occurred and is continuing, the number of such examinations shall be limited to no more than two (2) per year. Nothing herein shall prohibit Lender from conducting more than two (2) such examinations per year in the absence of an Event of Default which is not continuing so long as Lender shall incur the cost thereof.
(v)    Collection Fees. For purposes of determining the balance of the Loans outstanding, Lender will credit (conditional upon final collection) all such payments to Borrowers’ account upon receipt by Lender of good funds in dollars of the United States of America in Lender’s account, provided, however, for purposes of computing interest on the Obligations, Lender will credit (conditional upon final collection) all such payments to Borrowers’ account three (3) Business Days after receipt by Lender of good funds in dollars of the United States of America in Lender’s account. Any amount received by Lender after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.
(vi)    Overline/Overadvance Fees. Under circumstances where (a) any Borrower requests and Lender approves Revolving Credit Advances which would exceed the Maximum Revolving Amount and/or the Borrowing Base, (other than a Permitted (Other) Overadvance) Lender may impose fees in connection therewith. Such fees shall include (i) a monthly fee in the amount of two and one-half percent (2.50%)of the greater of (A) the highest amount by which the amount of Revolving Credit Advances during such months exceeds the Borrowing Base and (B) if any, the amount approved by the Lender for such Revolving Credit Advance in excess of the Borrowing Base for such month and (ii) two and one-half percent (2.50%) of the greater of (A) the highest amount by which the Revolving Credit Advances during such month exceeds the Maximum Revolving Amount and (B) if any, the amount approved by the Lender for such Revolving Credit Advances in excess of the Maximum Revolving Amount for such month. Such fees shall be payable on the first day of each month with respect to the preceding calendar month.
(vii)    Wire/Check Fee. For each wire transfer or check issued by Lender, on behalf of a Borrower, Borrowers shall pay Lender Lender’s standard fee for such service which fee is $45 as of the Closing Date.”
(d)Section 11.1 is hereby amended and restated to read as follows:

“11.1    Term of Agreement. Any obligation of Lender to make Loans and extend their financial accommodations under this Agreement or any Credit Document shall continue in full force and effect until the expiration of the Term. The termination of the Agreement shall not affect any of Lender’s rights hereunder or any Credit Document and the provisions hereof and thereof shall continue to be fully operative until all transactions entered into, rights or interests created and the Obligations have been disposed of, concluded or liquidated. The Maturity Date shall be automatically extended for a successive period of (6) months until December 31, 2023 and then one (1) year for each extension thereafter unless (a) Borrowing Representative shall have provided Lender with a written notice of termination, at least sixty (60) days prior to the expiration of the Maturity Date or any renewal of the Maturity Date or (b) Lender provides written notice of termination to Borrowing Representative at least sixty (60) days prior to the expiration of the Maturity Date or any renewal of the Maturity Date. Notwithstanding the foregoing, Lender shall release its security interests at any time after thirty (30) days notice upon payment to it of all Obligations if each Credit Party shall have (i) provided Lender with an executed release of any and all claims which Credit Parties may have or thereafter have under this Agreement and/or any Credit Document and (ii) paid to Lender an amount equal to (A) the monthly interest on the Minimum Average Monthly Loan Amount calculated based on the interest rate in effect on the date of such payment multiplied by (B) the difference between (I) the number of full months from the Closing Date until the Maturity Date and (II) the number of full months which have elapsed from the Closing Date until the payment of the fee hereunder. In addition, Borrower shall pay to Lender the Collateral Monitoring Fee for each month from the date of repayment until the Maturity Date. These fees shall also be due and payable to Lender upon termination of this Agreement by Lender after the occurrence of an Event of Default. In addition to the foregoing, a termination fee of One Hundred Thousand ($100,000.00) Dollars (“Collective Termination Fee”) shall be due and payable collectively by all Borrowers on the Obligations simultaneously with the foregoing if payment of any of the Obligations becomes due and payable or is otherwise paid for any reason on or before June 30, 2023. The Collective Termination Fee shall also be due and payable on June 30, 2023 if payment of any of the Obligations becomes due and payable for any reason on June 30, 2023; but upon such payment none of the other fees which would be payable upon a termination as provided in this Section 11.1 shall be due and payable. The Collective Termination Fee is not due and payable at any other times. The Collective Termination Fee is not due and payable at any other times.”
2.Nothing contained herein shall limit, impair, terminate or revoke the Obligations of the parties under the Credit Documents, and such Obligations shall continue in full force and effect in accordance with the respective terms and provisions of the Credit Documents, as modified hereby. Borrower hereby ratifies and agrees to pay when due all sums due or to become due or owing under the Loan Agreement or the other Credit Documents and the parties shall hereafter faithfully perform all of its Obligations under and be bound by all of the provisions of the Credit Documents, as modified hereby, and hereby ratifies and reaffirms all of its Obligations and liabilities under the Credit Documents, as modified hereby.
3.This Twenty-First Amendment and the execution of the other documents required to be executed in connection herewith do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Credit Documents, nor will they in any way affect or impair the liens and security interests created by the Credit Documents. The parties agree that the lien and security interests created by the Credit Documents continue to be in full force and effect, unaffected and unimpaired by this Twenty-First Amendment and that said liens and security interests shall so continue in their perfection and priority until the Obligations secured by the Credit Documents are fully discharged.
4.Each of Borrower, Guarantor and the Credit Parties on behalf of itself and its affiliates, heirs, successors and assigns (collectively, “Releasing Parties”), hereby releases and forever discharges Lender, any trustee of the Loans, and Obligations, any servicer of the Loans, each of their respective predecessors-in-interest and successors and assigns, together with the officers, directors, partners, employees, investors, certificate holders and agents of each of the foregoing (collectively, the “Lender Parties”), from all debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, claims, damages, judgments, executions, actions, inactions, liabilities, demands or causes of action of any nature, at law or in equity, known or unknown, which such Releasing Party has or had prior to and including the date hereof relating in any manner whatsoever to matters arising out of: (a) the Loans, and Obligations, including, without limitation, its funding, administration and servicing; (b) the Credit Documents; or (c) any reserve and/or escrow balances held by Lender or any servicers of the Loans.
5.Borrower, Guarantor and the Credit Parties, jointly and severally, agree to reimburse, defend, indemnify and hold Lender harmless from and against any and all liabilities, claims, damages, penalties, reasonable expenditures, losses or charges (including, but not limited to, all reasonable legal fees and court costs), which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any fraudulent conduct of Borrower, Guarantor or any Credit Party in connection with this Twenty-First Amendment or of any breach of any of the representations or warranties made in any material respect.
6.Borrower agrees to pay all attorneys’ fees and other costs incurred by Lender or otherwise payable in connection with this Twenty-First Amendment (in addition to those otherwise payable pursuant to the Credit Documents), which fees and costs are to be paid as of the date hereof.
7.With respect to all notices or other written communications hereunder, such notice or written communication shall be given in writing, and shall be deemed effective upon delivery pursuant to the Loan Agreement.
8.This Twenty-First Amendment and all other documents executed in connection herewith shall each constitute a Credit Document for all purposes under the Note, the Guaranty, the Subordination Agreement, the Loan Agreement and the other Credit Documents. All references in each of the Credit Documents to the Loan Agreement shall be deemed to be a reference to the Loan Agreement as amended by this Twenty-First Amendment and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time. All references in each of the Credit Documents to the Credit Documents or to any particular Credit Document shall be deemed to be a reference to such Credit Documents as amended by this Twenty-First Amendment, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time. All references in the Credit Documents to a particular section of a Credit Document shall be deemed to be a reference to the particular section of such Credit Document as amended by this Twenty-First Amendment, and as the same may be further amended, restated, replaced, supplemented, renewed, extended or otherwise modified from time to time.

9.Except as expressly amended hereby, each Credit Document shall remain in full force and effect in accordance with its terms and provisions, without any waiver, amendment or modification of any provision thereof.
10.This Twenty-First Amendment may not be amended, modified or otherwise changed in any manner except by a writing executed by all of the parties hereto.
11.In case any provision of this Twenty-First Amendment shall be invalid, illegal, or unenforceable, such provision shall be deemed to have been modified to the extent necessary to make it valid, legal and enforceable. The validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Capitalized terms used in this Twenty-First Amendment which are not otherwise defined herein have the meanings ascribed thereto in the Credit Documents.
12.This Twenty-First Amendment is binding on, and shall inure to the benefit of the parties hereto, their administrators, executors, and successors and assigns; provided, however, that Borrower, each Credit Party and each Guarantor may only assign its rights hereunder to the extent permitted in the Credit Documents.
13.This Twenty-First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws provisions of said state.
14.This Twenty-First Amendment constitutes all of the agreements among the parties relating to the matters set forth herein and supersedes all other prior or concurrent oral or written letters, agreements and understandings with respect to the matters set forth herein.
15.This Twenty-First Amendment may be executed in any number of counterparts, each of which when so executed is deemed to be an original and all of which taken together constitute but one and the same agreement. Delivery of an executed counterpart of this Twenty-First Amendment by facsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Twenty-First Amendment. Any party delivering an executed counterpart of this Twenty-First Amendment by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Twenty-First Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Twenty-First Amendment.
16.BORROWER, GUARANTOR, EACH OF THE CREDIT PARTIES AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS TWENTY-FIRST AMENDMENT, THE CREDIT DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.
[Signatures appear on the following pages

IN WITNESS WHEREOF, the undersigned have caused this Twenty-First Amendment to be executed as of the day and year first above written.
LENDER:
eCAPITAL ASSET BASED LENDING CORP., formerly known as GERBER FINANCE, INC.

By:    /s/ ELINA GOYNATSKY
    Name: Elena Goynatsky
    Title: Senior Vice President

BORROWER:
KBS BUILDERS, INC.

By:     /s/ THATCHER BUTCHER
    Name: Thatcher Butcher
    Title: President

GUARANTOR:
ATRM HOLDINGS, INC.

By:     /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President

STAR EQUITY HOLDINGS, INC.

By:    /s/ RICHARD K. COLEMAN
    Name: Richard K. Coleman
    Title: Chief Executive Officer

[Signature Page to Twenty-First Amendment to Loan and Security Agreement]

CONSENT TO TWENTY-FIRST AMENDMENT
TO LOAN AND SECURITY AGREEMENT

We hereby consent and agree to the attached terms of the Twenty-First Amendment to Loan and Security Agreement.
ATRM HOLDINGS, INC.
(as Creditor pursuant to Amended and Restated Subordination Agreement dated January 31, 2020)

By:     /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President

STAR PROCUREMENT, LLC
(as Creditor pursuant to Amended and Restated Subordination Agreement dated January 31, 2020)

By:     /s/ DAVID J. NOBLE
    Name: David Noble
    Title: Manager

STAR EQUITY HOLDINGS, INC.
(as Creditor pursuant to Amended and Restated Subordination Agreement dated July 30, 2021)

By:     /s/ RICHARD K. COLEMAN
    Name: Richard K. Coleman
    Title: Chief Executive Officer

STAR REAL ESTATE HOLDINGS USA, INC.
(As Creditor pursuant to Subordination Agreement dated July 30, 2021)

By:    /s/ DAVID J. NOBLE
    Name: David J. Noble
    Title: President and Chief Executive Officer

[Signature Page to Consent to Twenty-First Amendment to Loan and Security Agreement]